As filed with the Securities and Exchange Commission on February 18, 2026
Registration Statement No. 333-
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Constellation Energy Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation or organization)
87-1210716
(I.R.S. Employer Identification No.)
1310 Point Street
Baltimore, Maryland 21231-3380
(833) 883-0162
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Constellation Energy Generation, LLC
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation or organization)
23-3064219
(I.R.S. Employer Identification No.)
200 Exelon Way
Kennett Square, Pennsylvania 19348-2473
(833) 883-0162
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shane P. Smith
Executive Vice President and Chief Financial Officer
Constellation Energy Corporation
1310 Point Street
Baltimore, Maryland 21231-3380
(833) 883-0162
http://www.constellation.com
(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

With copies to:
Arden T. Phillips, Esquire Corporate Secretary Constellation Energy Corporation 1310 Point Street Baltimore, Maryland 21231-3380 (833) 883-0162	Patrick R. Gillard, Esquire Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 215-665-8500

Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective, as determined by market and other conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Constellation Energy Corporation	Large Accelerated Filer	☒	Accelerated Filer	☐	Non-accelerated Filer	☐	Smaller Reporting Company	☐	Emerging Growth Company	☐
Constellation Energy Generation, LLC	Large Accelerated Filer	☐	Accelerated Filer	☐	Non accelerated Filer	☒	Smaller Reporting Company	☐	Emerging Growth Company	☐

CONSTELLATION ENERGY CORPORATION
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock
Depositary Shares
CONSTELLATION ENERGY GENERATION, LLC
Debt Securities

Constellation Energy Corporation (CEG Parent) may use this prospectus to offer and sell from time to time:
•
common stock;

•
stock purchase contracts;

•
stock purchase units;

•
preferred stock in one or more series;

•
depositary shares.

Constellation Energy Generation, LLC (Constellation) may use this prospectus to offer and sell from time to time:
•
debt securities

CEG Parent and Constellation sometimes refer to the securities listed above as the “Securities.”
CEG Parent and Constellation will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.
CEG Parent’s common shares are listed on the Nasdaq Stock Market LLC, under the symbol “CEG.”

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 18, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that CEG Parent and Constellation have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time CEG Parent or Constellation (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.
As used in this prospectus, the terms “we,” “our” and “us” generally refer to:
•
CEG Parent with respect to Securities issued by CEG Parent.

•
Constellation with respect to Securities issued by Constellation.

Neither of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.
We are not offering the Securities in any state where the offer is not permitted.
For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.
Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the Merger. This includes statements regarding the financing of the Merger and the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the Merger should not be considered a forecast of future results.
Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by us include those factors discussed herein, as well as the items discussed in (i) our 2024 Annual Report in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18 — Commitments and Contingencies; (ii) our 2025 Quarterly Reports in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13 — Commitments and Contingencies; and (iii) other factors discussed in filings with the SEC by us.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.
RISK FACTORS
Investing in our Securities involves significant risks. You should review carefully the risks and uncertainties described in Part I, Item 1A of our 2024 Annual Report and in Part II, Item 1A of our 2025 Quarterly Reports, which are incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference into this prospectus or that may be included in any applicable prospectus supplement, before making a decision to invest in our Securities.
Each of the referenced risks and uncertainties could adversely affect our business, cash flows, operating results and financial condition, as well as the value of an investment in our securities. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that are not presently known to us or that we currently believe are immaterial may adversely affect or otherwise materially harm our business, operating results and financial condition and the value of an investment in our securities, and could result in a complete loss of your investment.
Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the applicable registrant is offering under that prospectus supplement.
CONSTELLATION ENERGY CORPORATION
CEG Parent was incorporated under the laws of the Commonwealth of Pennsylvania on June 15, 2021. Our principal executive offices are located at 1310 Point Street, Baltimore, Maryland 21231. The telephone number at our principal executive offices is (833) 883-0162. Our website address is http://www.constellationenergy.com. Information on or accessible through our website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.
CONSTELLATION
Constellation is the largest private-sector power producer in the world and the nation’s largest producer of clean and reliable energy. With 55 gigawatts of capacity from nuclear, natural gas, geothermal, hydro, wind and solar facilities, our fleet has the generating capacity to power the equivalent of 27 million homes, providing about 10% of the nation’s clean energy and delivering the around-the-clock reliability needed to power America’s growing economy. We are also the largest nuclear energy company in the U.S. and a leading competitive retail supplier, serving more than 2.5 million homes, businesses and public sector customers nationwide, including three-fourths of the Fortune 100. We are committed to investing in innovation and new technologies to drive the transition to a reliable, sustainable and secure energy future.
Constellation was formed in 2000 as a Pennsylvania limited liability company. Constellation’s principal executive offices are located at 200 Exelon Way, Kennett Square, Pennsylvania 19348-2473, and its telephone number is 833-883-0162.
USE OF PROCEEDS
Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.
DESCRIPTION OF SECURITIES
Each time one of the registrants sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
PLAN OF DISTRIBUTION
We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.
In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
By Agents
Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.
By Underwriters or Dealers
If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.
If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.
General Information
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:
•
the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•
if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on The Nasdaq Stock Market LLC, subject to official notice of issuance. We may elect to list any of the other securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.
In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.
We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.
Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.
LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us. Winston & Strawn LLP, Houston, Texas, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to CEG Parent and its subsidiaries from time to time.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of CEG Parent for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Constellation for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Calpine as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated in this prospectus by reference to the Form 8-K of Constellation filed on December 9, 2025 have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
CEG Parent and Constellation each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also obtain a copy of the registration statement at no cost by writing us at the following address:

Constellation Energy Corporation
Attn: Director, Investor Relations
1310 Point Street
Baltimore, MD 21231
833-447-2783
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Constellation’s web site at http://www.constellation.com. The information on Constellation’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
CEG Parent (Exchange Act File No. 001-41137)
•
Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 18, 2025;

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025, the quarter ended June 30, 2025, filed with the SEC on August 7, 2025, and the quarter ended September 30, 2025, filed with the SEC on November 7, 2025;

•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders, filed on March 19, 2025, that are incorporated by reference in Part III of our 2024 Annual Report; and

•
our Current Reports on Form 8-K filed with the SEC on January 13, 2025, May 1, 2025, July 22, 2025, September 29, 2025, November 12, 2025, November 18, 2025, November 21, 2025, December 9, 2025, December 9, 2025, December 17, 2025, December 23, 2025, January 7, 2026, January 13, 2026, January 15, and February 10, 2026 in each case, excluding Items 2.02 or 7.01.

Constellation (Exchange Act File No. 333-85496)
•
Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 18, 2025;

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025, the quarter ended June 30, 2025, filed with the SEC on August 7, 2025, and the quarter ended September 30, 2025, filed with the SEC on November 7, 2025; and

•
our Current Reports on Form 8-K filed with the SEC on January 13, 2025, July 22, 2025, September 22, 2025, November 18, 2025, December 9, 2025, December 9, 2025, December 17, 2025,

December 23, 2025, January 7, 2026, January 8, 2026, January 13, 2026 and January 15, 2026, in each case, excluding Items 2.02 or 7.01.
Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Constellation Energy Corporation, Attn: Director, Investor Relations, 1310 Point Street Baltimore, MD 21231, Chicago, IL 60680-5398, 833-447-2783.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses in connection with the issuance and distribution of the Securities are set forth in the following table. All amounts except the SEC registration fee are estimated.
SEC registration fee	$	*
Listing fees and expenses	$	**
Accounting fees and expenses	$	**
Printing and engraving expenses	$	**
Legal fees and expenses	$	**
Trustee fees	$	**
Miscellaneous	$	**
Total	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
Estimated expenses not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Constellation Energy Corporation
Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the PBCL), contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.
Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.
CEG Parent’s Bylaws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys’ fees and disbursements) including in connection with any proceeding. CEG Parent’s Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from CEG Parent of a personal benefit to which the recipient is not legally entitled.
As permitted by PBCL Section 1713, CEG Parent’s Bylaws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of CEG Parent or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.
CEG Parent has entered into indemnification agreements with each of its directors. CEG Parent also currently maintains liability insurance for its directors and officers. In addition, the directors, officers and employees of CEG Parent are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and CEG Parent is insured to the extent that it is required or permitted by law to indemnify the directors, officers and employees for such loss. The premiums for such insurance are paid by CEG Parent.
Constellation
Section 4.6 of Constellation’s operating agreement provides, as follows:
The Member shall, and any officer, employee or agent of the Company may in the Member’s absolute discretion, be indemnified by the Company to the fullest extent permitted by Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 and as may be otherwise permitted by applicable law.
Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 provides that:
8945. Indemnification.
(a)   General rule.   Subject to such standards and restrictions, if any, as are set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
(b)   When indemnification is not to be made.   Indemnification under subsection (a) shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The certificate of organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness.
(c)   Grounds.   Indemnification under subsection (a) may be granted for any action taken and may be made whether or not the company would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the company. Such indemnification is declared to be consistent with the public policy of this Commonwealth.
(d)   Payment of expenses.   Expenses incurred by a member, manager or other person in defending any action or proceeding against which indemnification may be made under this section may be paid by the company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company.
(e)   Rights to indemnification.   The indemnification and advancement of expenses provided by or granted under this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to serve in the capacity as to which he was indemnified and shall inure to the benefit of the heirs, executors and administrators of such person.
(f)   Mandatory indemnification.   Without regard to whether indemnification or advancement of expenses is provided under subsections (a) and (d), a limited liability company shall be subject to section 8331(2) (relating to rules determining rights and duties of partners) and both the members and the managers, if any, shall be deemed to be general partners for purposes of applying that section.
In addition, the officers and employees of Constellation are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and the registrant is insured to the extent that it is required or permitted by law to indemnify the officers and employees for such loss. The premiums for such insurance are paid by Constellation.
ITEM 16.   EXHIBITS.
Reference is made to the Exhibit Index filed herewith at page II-8, such Exhibit Index being incorporated in this Item 16 by reference.
ITEM 17.   UNDERTAKINGS.
(a)   Each of the undersigned registrants hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
Each of the undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this     day of February, 2026.
CONSTELLATION ENERGY CORPORATION
/s/ JOSEPH DOMINGUEZ Joseph Dominguez President and Chief Executive Officer (Principal Executive Officer) and Director	/s/ SHANE P. SMITH Shane P. Smith Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MATTHEW N. BAUER Matthew N. Bauer Senior Vice President and Controller (Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Dominguez or Shane P. Smith and each or any one of them, his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ YVES C. DE BALMANN Yves C. de Balmann	Director	February 18, 2026
/s/ BRADLEY M. HALVERSON Bradley M. Halverson	Director	February 18, 2026
/s/ CHARLES L. HARRINGTON Charles L. Harrington	Director	February 18, 2026
/s/ JULIE HOLZRICTER Julie Holzrichter	Director	February 18, 2026
/s/ DHIAA JAMIL Dhiaa Jamil	Director	February 18, 2026
/s/ ASHISH KHANDPUR Ashish Khandur	Director	February 18, 2026
/s/ ROBERT L. LAWLESS Robert L. Lawless	Chairman and Director	February 18, 2026
/s/ JOHN M. RICHARDSON John M. Richardson	Director	February 18, 2026
/s/ NNEKA RIMMER Nneka Rimmer	Director	February 18, 2026
/s/ EILEEN PATERSON Eileen Paterson	Director	February 18, 2026
/s/ ALAN ARMSTRONG Alan Armstrong	Director	February 18, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 18th day of February, 2026.
CONSTELLATION ENERGY GENERATION, LLC
/s/ JOSEPH DOMINGUEZ Joseph Dominguez President and Chief Executive Officer (Principal Executive Officer)	/s/ SHANE P. SMITH Shane P. Smith Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MATTHEW N. BAUER Matthew N. Bauer Senior Vice President and Controller (Principal Accounting Officer)

INDEX TO EXHIBITS
Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Securities.
3.1	Agreement and Plan of Merger, dated as of January 10, 2025, by and among Calpine Corporation, CPN CS Holdco Corp., CPN CKS Corp., Constellation Energy Corporation, Cascade Transco Inc., Cascade Transco — 1, LLC and Volt Energy Holdings GP, LLC, solely in its capacity as the representative of the stockholders of Calpine Corporation (incorporated by reference to Exhibit 2.1 to Constellation Energy Corporation’s Current Report on Form 8-K, File No. 001-41137, filed on January 13, 2025).
3.2	Amended and Restated Articles of Incorporation of Constellation Energy Corporation, effective January 31, 2022 (File No. 001-41137, Form 8-K dated February 2, 2022, Exhibit 3.1).
3.3	Amended and Restated Bylaws of Constellation Energy Corporation, effective January 31, 2022 (File No. 001-41137, Form 8-K dated February 2, 2022, Exhibit 3.2).
3.4	Second Amended and Restated Bylaws of Constellation Energy Corporation, effective July 26, 2022 (incorporated by reference to Exhibit 3.1 to Constellation Energy Corporation’s Current Report on Form 8-K, File No. 001-41137, filed on July 29, 2022)
3.5	Amended and Restated Certificate of Organization, as amended, of Constellation (File No. 333-85496, Form 10-K, dated February 25, 2022, Exhibit 3.3).
3.6	Amended and Restated Operating Agreement of Constellation (File No. 333-85496, Form 10-K, dated February 25, 2022, Exhibit 3.4).
4.1	Indenture dated as of September 28, 2007 from Constellation to U.S. Bank Trust Company, National Association, as trustee (File No. 333-85496, Form 8-K dated September 28, 2007, Exhibit 4.1).
5.1	Opinion of Ballard Spahr LLP regarding the legality of the Securities.
23.1	Consent of PricewaterhouseCoopers LLP relating to CEG Parent.
23.2	Consent of PricewaterhouseCoopers LLP relating to Constellation.
23.3	Consent of Consent of Deloitte & Touche LLP relating to Calpine Corporation.
23.4	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
24.1	Powers of Attorney for CEG Parent (included on signature page).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee under the Indenture, dated as of September 28, 2007 from Constellation to U.S. Bank Trust Company, National Association, as trustee.
107+	Filing Fee Table.

*
A form of Underwriting Agreement with respect to any Securities will be filed as an Exhibit on Form 8-K, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.